                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Oregon Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-64502 of our report dated August 31, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
November 13, 1995